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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-95316, 33-95314, 333-35683 and 333-00254)
pertaining to stock option plans of Teltrend Inc. ("Teltrend") of our report dated September 18, 1997, with respect to the consolidated financial statements of Securicor 3Net Limited and Subsidiaries included in the Current Report on Form 8-K/A (Amendment No. 1) of Teltrend dated September 18, 1997, and to all references to our firm contained therein.



BAKER TILLY
Chartered Accountants

London, England
December 1, 1997